American Funds U.S. Government Money Market Fund
March 31, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$8,022
Class B	$-
Class C	$81
Class F-1	$-
Class F-2	$-
Class F-3	$-
Total	$8,103
Class 529-A	$-
Class 529-B	$-
Class 529-C	$-
Class 529-E	$-
Class 529-F-1	$-
Class R-1	$-
Class R-2	$-
Class R-2E	$-
Class R-3	$-
Class R-4	$-
Class R-5	$84
Class R-5E	$-
Class R-6	$444
Total	$528
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.0006
Class B	$-
Class C	$0.0003
Class F-1	$-
Class F-2	$-
Class F-3	$0.0001
Class 529-A	$-
Class 529-B	$-
Class 529-C	$-
Class 529-E	$-
Class 529-F-1	$-
Class R-1	$-
Class R-2	$-
Class R-2E	$-
Class R-3	$-
Class R-4	$-
Class R-5E	$-
Class R-5	$0.0004
Class R-6	$0.0008
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	12,462,349
Class B	1,931
Class C	237,652
Class F-1	163,602
Class F-2	27,444
Class F-3	333
Total	12,893,311
Class 529-A	1,155,529
Class 529-B	199
Class 529-C	256,459
Class 529-E	67,085
Class 529-F-1	88,193
Class R-1	42,103
Class R-2	933,859
Class R-2E	22,799
Class R-3	988,634
Class R-4	859,407
Class R-5	218,084
Class R-5E	15
Class R-6	606,502
Total	5,238,868
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$1.00
Class B	$1.00
Class C	$1.00
Class F-1	$1.00
Class F-2	$1.00
Class F-3	$1.00
Class 529-A	$1.00
Class 529-B	$1.00
Class 529-C	$1.00
Class 529-E	$1.00
Class 529-F-1	$1.00
Class R-1	$1.00
Class R-2	$1.00
Class R-2E	$1.00
Class R-3	$1.00
Class R-4	$1.00
Class R-5E	$1.00
Class R-5	$1.00
Class R-6	$1.00